EXHIBIT 10.5
AMENDED 2000 PERFORMANCE UNIT PLAN
Article I — Purpose
Section 1.1 The purpose of the Plan is to provide a financial incentive for key executives to encourage and reward desired performance that will further the growth, development and financial success of Westmoreland Coal Company (the “Company”), to align the interests of the Company’s key executives and shareholders and to enhance the Company’s ability to maintain a competitive position in attracting and retaining qualified personnel who contribute, and are expected to contribute, materially to the success of the Company.
Article II — Definitions
Section 2.1 Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, where the context so indicates.
“Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, and (iv) any entity in which the Company has at least twenty percent (20%) of the combined voting power of the entity’s outstanding voting securities, in each case as designated by the Board as being a participating employer in the Plan.
“Assigned Value” shall mean the value assigned by the Committee, in its sole and absolute discretion, to a Performance Unit which is valued other than by reference to the Fair Market Value of the Common Stock, for the attainment of each of Threshold Performance, Target Performance and Maximum Performance in any Performance Period.
“Award” shall mean a Performance Unit granted under the Plan to a Participant by the Committee pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish that are not inconsistent with the provisions of this Plan.
“Award Certificate” shall mean any written acknowledgment or other instrument or document evidencing any Award and describing the anticipated time, manner and method of payment of fully vested Awards at the end of the Performance Period, which is signed by or acknowledged by the Company.
“Award Notification” shall mean any written acknowledgment or other instrument or document that provides notice of a Participant’s selection by the Committee to receive an Award, which is signed or acknowledged by the Company.

“Base Value” shall mean the average of the Daily Price of the Common Stock for the twenty (20) consecutive trading days on which one or more trades occurs immediately preceding the commencement of the Performance Period.
“Board” shall mean the Board of Directors of the Company.
“Cause” shall mean (i) the engaging by the Participant in willful conduct or misconduct that is injurious to the Company or its Subsidiaries or Affiliates, or (ii) the embezzlement or misappropriation of funds or property of the Company or its Subsidiaries or Affiliates by the Participant, or the final conviction of the Participant of a felony or the entrance of a plea of guilty or nolo contendere by the Participant to a felony, or (iii) any behavior that brings the employee into public disrepute, contempt, scandal or ridicule or that reflects unfavorably upon the reputation or high moral or ethical standards of the Company. For purposes of this paragraph, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant without reasonable belief that the Participant’s action or omission was in the best interest of the Company. Any determination of Cause shall be made by the Committee, in its sole discretion, and shall be final and binding on a Participant.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
“Committee” shall mean a committee of the Board composed of not less than two Non-Employee Directors, all of whom shall be “nonemployee directors” with respect to the Plan within the meaning of Section 16 and all of whom may be “outside directors” for purposes of Section 162(m) of the Code. The members of the Committee shall be appointed by and serve at the pleasure of the Board. In the absence of a resolution of the Board determining otherwise, “Committee” shall mean the Compensation and Benefits Committee of the Board.
“Common Stock” shall mean the common stock of the Company, par value $2.50 per share, and any equity security of the Company issued or authorized to be issued in the future, but excluding any preferred stock and any warrants, options or other rights to purchase common Stock.
“Common Stock Appreciation” shall mean the difference between the Fair Market Value of the Common Stock and the Base Value of a Performance Unit at the expiration of the Performance Period for that Performance Unit.
“Company” shall mean Westmoreland Coal Company or any successor thereto.
“Covered Officer” shall mean at any date (i) any individual who, with respect to the previous tax year of the Company, was a “covered employee” of the company within the meaning of Code Section 162(m), excluding any such individual whom the Committee, in its discretion, reasonably expects not to be a “covered employee” with respect to the current tax year of the Company and (ii) any individual who was not a “covered employee” under Code Section 162(m) for the previous tax year of the Company, but whom the Committee, in its discretion, reasonably expects to be a “covered employee” with respect to the current tax year of the Company or with respect to the tax year of the Company in which any applicable Award will be paid.

“Daily Price” shall mean the average of the highest and lowest sale price occurring during any given trading day on which the Common Stock of the Company is traded.
“Disability” shall mean the disability of a Participant under the terms of the then effective long term disability plan of the Company.
“Employee” shall mean any employee (as defined in accordance with Section 3401(c) of the Code) of the Company or an Affiliate or Subsidiary, whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan.
“Employer” shall mean the Company or an Affiliate or Subsidiary, whichever at the time employs the Employee.
“Fair Market Value” shall mean the average of the Daily Price of the Common Stock for the last twenty (20) consecutive trading days of a Performance Period on which one or more trades of Common Stock occurs.
“Maximum Award” shall mean the Award payable under the Plan for Maximum Performance in any Performance Period.
“Maximum Performance” shall mean the Performance Goals established for any Performance Period, the attainment of which is necessary for the payment of the Maximum Award of a Target Award with an Assigned Value for that Performance Period.
“Non-Employee Director” shall mean a member of the Board who is not an Employee or officer of the Company or any of its Subsidiaries or Affiliates.
“Participant” shall mean an Employee who is selected to participate in the Plan.
“Performance Goals” shall mean performance goals or objectives established by the Committee for each Performance Period pursuant to this Plan, the attainment of which is necessary for the payment of an Award to a Participant at the completion of the Performance Period. Performance Goals may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the Affiliate, Subsidiary, or division, department or function within the Company, Affiliate or Subsidiary in which the Participant is employed. Any Performance Goals applicable to the Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall be limited to specified levels of, or increases in, the Company’s, Affiliate’s or Subsidiary’s market share, sales, costs, return on equity, earnings per share, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, earnings growth, return on capital, return on assets, total shareholder return and/or increase in the Fair Market Value of the Common Stock , measurements of safety performance or any combination thereof. Each Performance Goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or Shares outstanding, or to assets or net assets. Except in the case of Performance Goals related to an Award intended to qualify under Section 162(m) of the Code, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Goals unsuitable, the Committee, after the commencement of a Performance Period, may modify such Performance Objectives, in whole or in part, as the Committee deems appropriate and equitable.
“Performance Period” shall mean the period of time specified in an Award Notification to be used in measuring the degree to which the Performance Goals relating to Performance Units granted under that Award Notification have been met; provided, however, that for purposes of the initial Performance Period of the Plan, Performance Period shall mean the period commencing on July 1, 2000 and ending June 30, 2003.
“Performance Unit” shall mean a right that is (i) denominated in cash or Common Stock, (ii) valued, as determined by the Committee, either in accordance with the achievement of such Performance Goals during such Performance Periods as the Committee shall establish or with reference to the Fair Market Value of the Common Stock, and (iii) payable at such time and in such form as the Committee shall determine in accordance with the terms and conditions of Article VI hereof.
“Plan” shall mean the 2000 Performance Unit Plan, as amended from time to time.
“Retirement” shall mean the Termination of Employment of a Participant from the employ or service of the Company or any of its Affiliates or Subsidiaries in accordance with the terms of the applicable Company retirement plan, or if a Participant is not covered by any such plan, the Termination of Employment of a Participant on or after the earliest to occur of the following:
          (a) the attainment by the Participant of the age of 65 or the achievement of five years of employment or service with the Company, whichever occurs later; or
          (b) the attainment by the Participant of the age of 62 and twenty years of employment or service with the Company.
“Section 16” shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.
“Section 162(m)” shall mean Section 162(m) of the Code and the rules promulgated thereunder or any successor provision thereto as in effect from time to time.
“Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
“Target Award” shall mean the Award payable under the Plan for Target Performance in any Performance Period.

“Target Performance” shall mean the Performance Goals established for any Performance Period, the attainment of which is necessary for the payment of a Target Award with an Assigned Value for that Performance Period.
“Termination of Employment” shall mean the time when the employee-employer relationship between a Participant and the Employer is terminated for any reason, with or without Cause, including, but not by way of limitation, a termination by resignation or discharge, but excluding (i) terminations where there is a simultaneous reemployment or continuing employment of a Participant by the Employer; (ii) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship; and (iii) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by the Employer with the former Employee. Notwithstanding the foregoing, the Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment. However, notwithstanding any provision of this Plan, the Employer has an absolute and unrestricted right to terminate an Employee’s employment at any time for any reason whatsoever, with or without Cause.
“Threshold Performance” shall mean the level of attainment of a Performance Goal necessary for the payment of any Award with an Assigned Value upon the completion of any Performance Period for that Award.
Article III — Plan Administration
Section 3.1 Subject to the authority and powers of the Board in relation to the Plan as hereinafter provided, the Plan shall be administered by the Committee; provided, however, that the Committee may not exercise any authority otherwise granted to it hereunder if such action would have the effect of increasing the amount of any Award payable hereunder to any Covered Officer. All determinations by the Committee shall be made by the affirmative vote of a majority of its members, but any determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. All decisions by the Committee pursuant to the provisions of the Plan and all orders or resolutions of the Board pursuant thereto shall be final, conclusive and binding on all persons, including but not limited to the Participants, the Company and its Affiliates and Subsidiaries and their respective equity holders, heirs, successors and personal representatives.
Section 3.2 The Committee, on behalf of the Participants, shall have full authority to interpret and enforce this Plan in accordance with its terms and shall have all powers necessary for the accomplishment of that purpose, including, but not by way of limitation, the following powers:
          (a) To select the Participants;
          (b) To make Awards to Participants with respect to each Performance Period, subject to the terms and conditions set forth in the Plan.;

          (c) To establish the terms and conditions under which any Award granted hereunder may be earned and paid, subject to the terms and conditions set forth in the Plan, including, without limitation, the Performance Period, Assigned Value (if any) and vesting schedule of each Award;
          (d) To establish the terms and conditions of any Award Certificate evidencing an Award granted hereunder, subject to the terms and conditions set forth in the Plan;
          (e) To interpret, construe, approve and adjust all terms, provisions, conditions and limitations of this Plan;
          (f) To decide any questions arising as to the interpretation or application of any provision of the Plan;
          (g) To prescribe forms and procedures to be followed by Employees for participation in the Plan, or for other occurrences in the administration of the Plan;
          (h) To adopt such rules and regulations for the administration of the Plan not inconsistent with the terms of the Plan as it may deem appropriate in its sole and absolute discretion; and
          (i) To waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate an Award theretofore granted, prospectively or retroactively; provided, however, that any such waiver, amendment, alteration, suspension, discontinuance or termination that would adversely affect the rights of any Participant or holder or beneficiary of any vested Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.
Section 3.3 No member of the Committee shall be liable for anything done or omitted to be done by him or by any member of the Committee in connection with the performance of any duties under this Plan, except for his own willful misconduct or as expressly provided by statute.
Section 3.4 All actions which may be taken by the Committee hereunder may also be taken by the Board except for actions with regard to any Award intended to qualify under Section 162(m) of the Code which would cause such Award not to qualify under said section.
Article IV-Participation
Section 4.1 Subject to the provisions of the Plan, the Committee may from time to time select any Employee who is a salaried employee of the Company or of an Affiliate or Subsidiary to be granted Awards under the Plan. Eligible Employees hired by the Company after the commencement of a Performance Period may be granted Performance Units hereunder for the Performance Period which commenced in the twelve (12) month period preceding the date on which the Employee became employed by the Company. No Employee shall at any time have the right (a) to receive an Award upon the expiration of a Performance Period which commenced prior to the twelve (12) month period preceding the date on which they became an employee (b)

to be selected as a Participant in the Plan for any Performance Period, (c) if selected as a Participant in the Plan, to be entitled to an Award, or (d) if selected as a Participant in one Performance Period, to be selected as a Participant in any subsequent Performance Period.
Article V — Awards
Section 5.1 For Performance Units measured by an Assigned Value, the Committee shall establish Performance Goals for such Performance Units, including the Threshold Performance, Target Performance and Maximum Performance, within 90 days of the commencement of a Performance Period, and an Award for that Performance Period shall subject to the provisions of Article VI be paid or otherwise deliverable upon the completion of the Performance Period solely on account of the attainment of such Performance Goals. The degree to which the Company achieves such Performance Goals and the business needs and circumstances of the Company at the time of payment of any Award shall serve as the basis for the Committee’s determination of the Award payable to a Participant upon the completion of a Performance Period. Awards will be prorated for Company performance results occurring between stated performance levels. For Performance Units measured by an Assigned Value, Company performance below the Threshold Performance in any Performance Period will result in the forfeiture of such Performance Units awarded for that Performance Period, without any Award payment.
Section 5.2 Awards payable at the expiration of a Performance Period shall be the product of (a) the number of Performance Units in the Award and (b) the Common Stock Appreciation, if the Performance Units are measured by the Fair Market Value of the Common Stock, or the appropriate Assigned Value based upon Company performance, if the Performance Units are measured by Assigned Value.
Section 5.3 In the case of all Awards measured by Assigned Value, no Participant may receive in any one fiscal year an Award under the Plan of an amount greater than $2.5 million. In the case of all Awards measured by Common Stock Appreciation, no Participant may receive in any one fiscal year an Award under the Plan of a number of Performance Units greater than 500,000.
Section 5.4 The Company shall maintain a bookkeeping account for each Participant recording the current value of Performance Units awarded hereunder. Each Participant shall receive an annual statement reflecting the number of Performance Units awarded to that Participant hereunder, the number of Performance Units which have vested as of the date of the statement, and the Base Value or Assigned Value, as appropriate, assigned to each Performance Unit.
Section 5.5 At the Committee’s discretion, the effect of one-time charges and extraordinary, nonrecurring events unrelated to the performance of a Participant such as asset write-downs, litigation judgments or settlements, changes in tax laws, accounting principles or other laws or provisions affecting reported results, accruals for reorganization or restructuring, and any other extraordinary non-recurring items, acquisitions or divestitures and any foreign exchange gains or losses may be disregarded for purposes of determining the attainment of Performance Goals.

Article VI — Payment of Awards
Section 6.1 Upon completion of each Performance Period, the Committee shall review Company performance results as compared to the established Performance Goals for that Performance Period, and shall certify (either by written consent or as evidenced by the minutes of a meeting) the specified Performance Goals achieved for the Performance Period (if any) and direct which Award payments are payable under the Plan, if any.
Section 6.2 Vested Performance Units may be paid in a lump sum or in installments over any period of time not to exceed 10 years following the close of the Performance Period or, in accordance with terms established by the Committee, on a deferred basis. The Committee shall have sole and absolute authority and discretion to determine the time and manner in which Awards, if any, shall be paid under this Plan. The anticipated time and manner of payment will be as set forth in the Award Certificate; provided, however, that the Committee reserves the right, based on business needs and circumstances of the Company at any time prior to actual payment of any portion of an award, to modify or amend the terms and manner of payment. The following provisions may, at the discretion of the Committee, apply to any Award:
     (a) Form of Payment: Payment of vested Awards may be made in cash, or at the option of the Committee, in whole or in part in Company Common Stock from any shareholder approved Stock Incentive Plan, and may be subject to such restrictions as the Committee shall determine.
     (b) Vesting: Except as provided in subsection (d) below, Participants shall vest in Performance Units in equal one-third increments on the anniversary date of an Award.
     (c) Voluntary or Involuntary Termination: In the event of a Participant’s Involuntary Termination of Employment Without Cause by the Company, the Participant shall be entitled to payment for all vested Performance Unit Awards in accordance with the terms and conditions of the Award Certificate. Notwithstanding anything to the contrary set forth elsewhere in this Plan, in the event of the Participant’s Termination of Employment for Cause prior to the close of a Performance Period by the Company, its Affiliate or Subsidiary, or by the Participant for reasons other than Retirement, death or Disability, then the Participant shall forfeit all Awards, whether vested or not, for which the Performance Period has not ended.
     (d) Retirement, Death or Disability: In the event of the death, Retirement or Disability of a Participant prior to the close of a Performance Period, a pro rata portion of the Participant’s outstanding Performance Units shall vest based on the number of full months which have elapsed in each Performance Period as of the date of the Participant’s death, Retirement or Disability.

Section 6.3 The Committee shall not have discretion or authority to increase the amount payable hereunder pursuant to an Award in a manner inconsistent with the requirements for qualified performance-based compensation under Code Section 162(m).
Section 6.4 Notwithstanding any other provision of the Plan or any to the contrary, Performance Units which vest on or after January 1, 2005 will be paid in installments over five (5) years following the close of the Performance Period The first such payment shall be made within ninety (90) days after the end of the Performance Period and each successive installment to be on the anniversary of the first payment. While the provisions of Section 6.2 providing discretion in the Committee to modify such payment shall not be effective after 2004 and the provisions of Section 9.2 shall be effective with respect to payment of all Units under Article VI which become vested after 2004.
Article VII — Amendment, Modification, Suspension or Termination of the Plan
Section 7.1 The Board may at any time terminate or suspend the Plan, in whole or in part, and from time to time, amend or modify the Plan, provided that, except as otherwise provided in the Plan, no such amendment, modification, suspension or termination shall adversely affect the rights of any Participant under any vested Award previously earned but not yet paid to such Participant without the consent of such Participant. In the event of such termination, in whole or in part, of the Plan, the Committee may, subject to the foregoing, direct the payment to Participants of any amounts specified in Article V and theretofore not paid out, prior to the respective dates upon which payments would otherwise be made hereunder to such Participants, and in a lump sum or installments as the Committee shall prescribe with respect to each such Participant. Notwithstanding the foregoing, any such payment to a Covered Officer must be discounted to reflect the present value of such payment using a rate equal to the average yield of a 5-year treasury security for the month prior to the month in which the payment is made. The Board may at any time and from time to time delegate to the Committee any or all of its authority under this Article VII.
Article VIII — Adjustments
Section 8.1 The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock of the Company) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.
Section 8.2 In the event of any consolidation or merger of the Company with another corporation or entity or the adoption by the Company of a plan of exchange affecting the Common Stock of the Company or any distribution to holders of Company Common Stock of securities or property (other than normal cash dividends or dividends payable in Company Common Stock), or a capital reorganization or reclassification or other transaction involving a significant increase or decrease in the capitalization of the Company, the Committee shall make such adjustment or other provision as it may deem equitable, including adjustments to the Base Value assigned to outstanding Awards, to give proper effect to such event.
Article IX — General Provisions
Section 9.1 Unless otherwise determined by the Committee and provided in the Award Certificate, no Award or any other benefit under this Plan shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Section 9.1 shall be null and void. A Participant may designate in writing a beneficiary (including the trustee or trustees of a trust) who shall upon the death of such Participant be entitled to receive all amounts payable under the provisions of Section 6.2 to such Participant. A Participant may rescind or change any such designation at any time. No transfer of an Award by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall be furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer.
Section 9.2 The Company shall have the right to withhold applicable taxes from any Award payment and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes.
If and to the extent any portion of any payment, compensation or other benefit provided to Participant in connection with Participant’s separation from service (as defined in Section 409A of the Code (“Section 409A”)) is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A and Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, as determined by the Company in accordance with its procedures, such portion of the payment shall not be paid before the day that is six months plus one day after the date of separation from service as determined under Section 409A (the “New Payment Date”), except as Section 409A may then permit. The aggregation of any payments that otherwise would have been paid to Participant during the period between the date of separation from service and the New Payment Date shall be paid to Participant in a lump sum on such New Payment Date, and any remaining payment shall be paid on their original schedule.
For purposes of this Plan, each amount to be paid shall be construed as a separate identified payment for purposes of Section 409A, and any payments that are due within the “short term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Neither the Company nor the Participant shall have the right to accelerate or defer the delivery of any such payments except specifically permitted or required by Section 409A. This Plan is intended to comply with the provisions of Section 409A and the

Plan shall, to the extent practicable, be construed in accordance therewith. Terms defined in the Plan shall the meanings given such terms under Section 409A if and to the extent required to comply with Section 409A. In any event, the Company makes no representations or warranty and shall have no liability to any Participant or any other person if any provisions of or payments under this Plan are determined to constitute deferred compensation subject to Section 409A but not to satisfy the conditions of that section.
Section 9.3 No Employee or other person shall have any claim or right to be granted an Award under this Plan, and there is no obligation for uniformity of treatment of Participant or holders or beneficiaries of Awards. Neither the Plan nor any action taken thereunder shall be construed as giving an Employee any right to be retained in the employ of the Company or an Employer and the right of the Company or Employer to dismiss or discharge any such Participant is specifically reserved. The benefits provided for Participants under the Plan shall be in addition to, and shall in no way preclude, other forms of compensation to or in respect of such Participants. No Participant shall have any lien on any assets of the Company or an Employer by reason of any Award made under this Plan.
Section 9.4 At the discretion of the Committee, the Award payments under this Plan may be considered compensation under any deferred compensation plan adopted by the Company after the effective date of this Plan.
Section 9.5 Each Award hereunder shall be evidenced by an Award Certificate that shall be delivered to the Participant and may specify the terms and conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Award Certificate, the terms of the Plan shall prevail.
Section 9.6 This Plan and all determinations made and actions taken pursuant thereto, shall be governed by and construed in accordance with, the laws of the State of Colorado, without giving effect to conflicts of laws principles.
Section 9.7 If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Participant or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
Section 9.8 Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any subsidiary or affiliate of the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any subsidiary or affiliate of the

Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any subsidiary or affiliate.
Section 9.9 This Plan shall be binding upon and inure to the benefit of the Company, its successor and assigns and each Participant and his legal representatives.
Article X — Term of the Plan
Section 10.1 The Plan shall be effective as of June 1, 2000 and shall remain effective until May 31, 2010.
Section 10.2 No new Awards shall be granted under the Plan after the termination of the Plan. Unless otherwise expressly provided in the Plan or in an applicable Award Certificate, any Award granted hereunder may, and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the termination of the Plan for so long as Awards remain outstanding under the Plan.
IN WITNESS WHEREOF, the Company has executed this Plan this 4th day of December, 2008, but effective as of July 1, 2000.

Westmoreland Coal Company

By

Title:

ATTEST: